Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited First Quarter 2024 Earnings

Scranton, PA, April 25, 2024/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months ended March 31, 2024.

Peoples reported net income of $3.5 million, or $0.49 per diluted share for the three months ended March 31, 2024, a 54.3% decrease when compared to $7.6 million, or $1.05 per diluted share for the comparable period of 2023. Quarterly net income included lower net interest income of $3.7 million due primarily to higher deposit costs, higher operating expenses of $1.6 million, which includes $0.5 million of acquisition related expenses, and lower noninterest income of $0.3 million, partially offset by a lower provision for credit losses of $0.6 million.

Core net income1, a non-GAAP measure, excludes gains or losses on the sale of investment portfolio securities and acquisition related expenses from the previously announced proposed combination further discussed below of $0.5 million incurred during the three months ended March 31, 2024. Core net income1 totaled $3.9 million or $0.55 per diluted share for the three months ended March 31, 2024 compared to $7.5 million, or $1.04 per share for the comparable period of 2023.

Core pre-provision net revenue (PPNR)1, a non-GAAP measure, excludes the aforementioned pre-tax "non-core" items along with the income tax expense (benefit) and the provisions for credit losses and losses on unfunded commitments, for the three months ended March 31, 2024 was $5.6 million or $0.79 per diluted share. The PPNR for the corresponding prior year period was $10.0 million or $1.40 per diluted share.

STRATEGIC COMBINATION WITH FNCB BANCORP, INC.

On September 27, 2023, Peoples announced it had entered into a definitive agreement and plan of merger (the “merger agreement”) to strategically combine with FNCB Bancorp, Inc., the parent company of FNCB Bank (“FNCB”). The proposed strategic combination is expected to close in the second half of 2024, subject to satisfaction of customary closing conditions, including regulatory approvals. Shareholders of both companies approved the strategic combination at their respective special shareholders' meetings held on March 22, 2024. Highlights of the proposed transaction are expected to include:

●	Strategic combination that creates a bank holding company with nearly $5.5 billion in assets.

●	#2 ranked deposit market share in the Scranton-Wilkes Barre metro statistical area and #5 ranked Pennsylvania-headquartered community bank under $20 billion in total assets.
●	Estimated 59% earnings per share (“EPS”) accretion to Peoples in 2025, inclusive of all merger synergies, and a 51% dividend increase to Peoples shareholders.

NOTABLES IN THE QUARTER

●	Core net income[1] for the three months ended March 31, 2024 was $3.9 million or $0.55 per diluted share.

●	For the three months ended March 31, 2024, net loan growth was $8.5 million or 1.20% annualized and consisted primarily of growth in commercial loans.

●	Asset quality remained strong as nonperforming assets as a percentage of total assets at March 31, 2024 was 0.21%, compared to 0.13% at December 31, 2023.

1 See reconciliation of non-GAAP financial measures on pg.16-17

●	Total deposits decreased $75.1 million to $3.2 billion during 2024 due in part to seasonal outflows of municipal deposits.

●	At March 31, 2024, the Company had $110.0 million in cash and cash equivalents, a decrease of $77.4 million from December 31, 2023. Additional contingent sources of available liquidity total $1.7 billion and include lines of credit at the Federal Reserve Bank and Federal Home Loan Bank of Pittsburgh (FHLB), brokered deposit capacity and unencumbered securities that may be pledged as collateral. The Company’s cash and cash equivalents balance and available liquidity represent 49.2% of total assets and 56.3% of total deposits.
●	At March 31, 2024, estimated total insured deposits were approximately $2.4 billion, or 75.1% of total deposits; as compared to approximately $2.4 billion, or 73.1% of total deposits at December 31, 2023. Included in the uninsured total at March 31, 2024 is $345.8 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $1.2 million of affiliate company deposits. Total insured and collateralized deposits represent 88.3% of total deposits at March 31, 2024.

  INCOME STATEMENT REVIEW

●	Calculated on a fully taxable equivalent basis, a non-GAAP measure[1], our net interest margin for the three months ended March 31, 2024 was 2.29%, a decrease of 1 basis point when compared to the 2.30% for the three months ended December 31, 2023, and 52 basis points when compared to 2.81% for the same three month period in 2023. The decrease in net interest margin from the prior three month period and year ago period was due to higher funding costs offsetting the increased yield and balance of earning assets.
●	The tax-equivalent yield on interest-earning assets increased 7 basis points to 4.56% during the three months ended March 31, 2024 from 4.49% during the three months ended December 31, 2023, and increased 40 basis points when compared to 4.16% for the three months ended March 31, 2023.
●	Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, increased 10 basis points to 2.96% for the three months ended March 31, 2024 when compared to 2.86% during the three months ended December 31, 2023 and increased 111 basis points compared to 1.85% in the prior year period. We continued to increase interest rates paid on deposits during the quarter to attract new deposits, retain current balances and maintain liquidity.
●	Our cost of interest-bearing deposits increased 10 basis points during the current three month period to 2.90% from 2.80% in the prior three month period ended December 31, 2023, and increased 122 basis points compared to 1.68% for the three months ended March 31, 2023.
●	Our cost of total deposits for the three months ended March 31, 2024 increased 9 basis points to 2.34% from 2.25% during the three months ended December 31, 2023, and increased 107 basis points compared to 1.27% for the three months ended March 31, 2023.

First Quarter 2024 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended March 31, decreased $3.7 million or 15.9% to $19.8 million in 2024 from $23.5 million in 2023. The decrease in tax-equivalent net interest income was due to a $4.7 million increase in tax-equivalent interest income that was offset by an $8.4 million increase in interest expense.

The higher interest income was the result of an increase in yield and average balance of earning assets. Average earning assets were $91.4 million higher in the three month period ended March 31, 2024 when compared to the year ago period. The tax-equivalent yield on the loan portfolio was 5.04% and 4.66% for the three months ended March 31, 2024 and 2023, respectively. This increase was due to the higher rates on adjustable and floating rate loans, and new loan originations. Loans, net, averaged $2.9 billion for three months ended March 31, 2024 and $2.8 billion for the comparable period in 2023. For the three months ended March 31, the tax-equivalent yield on total investments decreased to 1.80% in 2024 from 1.83% in 2023. Average investments totaled $533.9 million in the three months ended March 31, 2024 and $599.7 million in the three months ended March 31, 2023.

1 See reconciliation of non-GAAP financial measures on pg.16-17

The increased interest expense in the three months ended March 31, 2024 was due primarily to higher rates on consumer, business and municipal deposits driven by the higher interest rate environment. The Company's total cost of deposits increased during the three months ended March 31, 2024 compared to the year ago period by 107 basis points to 2.34%, and the cost of interest-bearing deposits increased 122 basis points to 2.90% from 1.68% in the previous year three month period. Short-term borrowings averaged $19.7 million in the current period at an average cost of 5.35% compared to $91.5 million in short-term borrowings at an average cost of 4.81% in the prior period.

Average interest-bearing liabilities increased $206.5 million for the three months ended March 31, 2024, compared to the corresponding period last year due primarily to an increase in brokered certificate of deposits. Average noninterest-bearing deposits decreased $128.3 million or 17.2% from the prior period, due in part to a shift to interest-bearing accounts, and represented 19.2% of total average deposits in the current period as compared to 24.2% in the year ago period.

For the three months ended March 31, 2024, $0.7 million was recorded to the provision for credit losses compared to $1.3 million in the year ago period.  The current period provision was due to a lower calculated allowance for credit losses.  The lower calculated allowance was the result of a decline in model loss rates due to a reduction of balances in the existing portfolio and performance of the loan portfolio comparing favorably to peer performance along with lower qualitative adjustments related to a decline in the growth rate of loan balances.  The prior period provision was due to higher loan growth and the impact of the economic forecast on portfolio loss rates.

Noninterest income for the three months ended March 31, 2024 was $3.4 million, a $0.3 million decrease from the prior year’s quarter, primarily due to lower swap income on reduced origination volume.

Noninterest expense increased $1.6 million or 9.6% to $18.1 million for the three months ended March 31, 2024, from $16.5 million for the three months ended March 31, 2023. Acquisition related expenses, including legal and consulting and advisory fees, totaled $0.5 million. Salaries and employee benefits decreased $0.2 million or 2.7% due primarily to lower salaries, payroll taxes and benefits, partially offset by lower deferred loan origination costs. Occupancy and equipment expenses increased $0.6 million in the current period due to higher information technology (IT) expense and higher facilities costs from inflationary price pressure. Other expenses increased $0.7 million due primarily to a higher provision for unfunded loan commitments resulting from an update to underlying assumptions in the reserve calculation and FDIC assessments, partially offset by lower loan account processing fees due to lower origination volume.

The provision for income tax expense was $0.5 million for the three months ended March 31, 2024 and $1.4 million for the three months ended March 31, 2023, a decrease of $0.9 million due to lower taxable income.

BALANCE SHEET REVIEW

At March 31, 2024, total assets, loans and deposits were $3.7 billion, $2.9 billion and $3.2 billion, respectively. During the three month period, federal funds sold were utilized to fund loan growth and seasonal deposit outflows.

Loan growth for the three months ended March 31, 2024 was $8.5 million or 1.2%, which is consistent with the Company's current balance sheet strategy to slow loan growth. Commercial loans made up the majority of the growth with residential real estate loans also increasing.

Total investments were $477.8 million at March 31, 2024, compared to $483.9 million at December 31, 2023. At March 31, 2024, the available for sale securities totaled $394.4 million and the held to maturity securities totaled $83.3 million. The unrealized loss on the available for sale securities increased $2.4 million from $51.5 million at December 31, 2023 to $54.0 million at March 31, 2024. The unrealized losses on the held to maturity portfolio totaled $13.3 million and $13.2 million at March 31, 2024 and December 31, 2023, respectively.

Total deposits decreased $75.1 million during the three months ending March 31, 2024. Noninterest-bearing deposits decreased $21.3 million and interest-bearing deposits decreased $53.8 million during the three months ended March 31, 2024. The decrease in deposits was due to a $62.6 million decrease in municipal deposits and $24.3 million decrease in commercial deposits, partially offset by an $11.8 million increase in retail deposits. The Company had $261.0 million of longer-term callable brokered CDs at March 31, 2024 and December 31, 2023. The Company at any time has the option to call the majority of the CDs. During the three months ended March 31, 2024, deposits declined due in part to seasonal outflows of municipal deposits and commercial depositors drawing down their noninterest-bearing balances.

The deposit base consisted of 42.8% retail accounts, 33.5% commercial accounts, 15.6% municipal relationships and 8.1% brokered deposits at March 31, 2024. At March 31, 2024, total estimated uninsured deposits, were $798.6 million, or approximately 24.9% of total deposits as compared to $883.5 million, or 26.9% of total deposits at December 31, 2023. Included in the uninsured total at March 31, 2024 is $345.8 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $1.2 million of affiliate company deposits. As an additional resource to our uninsured depositors, we offer all depositors access to IntraFi's CDARS and ICS programs which allows deposit customers to obtain full FDIC deposit insurance while maintaining their relationship with our Bank.

In addition to deposit gathering and our current long term borrowings, we have additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window and Borrower-in-Custody program, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At March 31, 2024, the Company had $110.0 million in cash and cash equivalents, a decrease of $77.4 million from December 31, 2023. At March 31, 2024, we had $1.7 billion in available additional liquidity representing 46.2% of total assets, 52.9% of total deposits and 212.3% of uninsured deposits. For additional information on our deposit portfolio and additional sources of liquidity, see the tables on page 14.

The Company maintained its well capitalized position at March 31, 2024. Stockholders' equity equaled $340.0 million or $48.18 per share at March 31, 2024, and $340.4 million or $48.35 per share at December 31, 2023. The decrease in stockholders’ equity from December 31, 2023 is primarily attributable to an increase to accumulated other comprehensive loss (“AOCI”) resulting from an increase in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCI at March 31, 2024 and December 31, 2023 was $42.2 million and $40.3 million, respectively.

Tangible stockholders' equity, a non-GAAP measure1, decreased to $39.20 per share at March 31, 2024, from $39.35 per share at December 31, 2023. Dividends declared for the three months ended March 31, 2024 amounted to $0.41 per share, representing a dividend payout ratio of 83.8% of net income.

ASSET QUALITY REVIEW

Asset quality metrics remained strong. Nonperforming assets were $7.7 million or 0.27% of loans, net and foreclosed assets at March 31, 2024, compared to $4.9 million or 0.17% of loans, net and foreclosed assets at December 31, 2023. As a percentage of total assets, nonperforming assets totaled 0.21% at March 31, 2024 compared to 0.13% at December 31, 2023.  The increase in nonaccrual loans was primarily due to downgrading one loan totaling $2.65 million to nonaccrual. This loan is well secured and also carries a 70% government agency guaranty. At March 31, 2024, the Company had no foreclosed properties.

During the three month period ended March 31, 2024, net charge-offs were a nominal $6 thousand and our provision for credit losses totaled $0.7 million. The allowance for credit losses equaled $22.6 million or 0.79% of loans, net, at March 31, 2024 compared to $21.9 million or 0.77% of loans, net, at December 31, 2023.  Loans charged-off, net of recoveries, for the three months ended March 31, 2024 were $6 thousand, compared to $9 thousand for the comparable period last year.

1See reconciliation of non-GAAP financial measures on pg.16-17

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples

Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered

“forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation; the effects of any recession in the United States; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine and the conflict in Israel; risks associated with business combinations, including, but not limited to the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the FNCB merger agreement; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed FNCB merger within the expected timeframes or at all and to successfully integrate operations of FNCB and those of Peoples, which may be more difficult, time consuming or costly than expected; the proposed FNCB merger may divert management’s attention from ongoing business operations and opportunities; effects of the announcement, pendency or completion of the proposed FNCB merger on our ability to retain customers and retain and hire key personnel and maintain relationships with our vendors, and on our operating results and business generally; changes in interest rates; economic conditions, particularly in our market area; legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business; monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System; adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios; demand for loan and other products; deposit flows; competition; changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area; changes in relevant accounting principles and guidelines; inability of third party service providers to perform; our ability to prevent, detect and respond to cyberattacks;

and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations and, specifically, the FNCB merger may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder - or take longer - to achieve than expected, if they are achieved at all. As a regulated financial institution, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues. Additional factors that could cause actual results to differ materially include the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement between Peoples and FNCB; the outcome of any legal proceedings that may be instituted against Peoples or FNCB; the possibility that the proposed strategic combination will not close when expected or at all because required regulatory approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction).

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2024	2023	2023	2023	2023
Key performance data:
Share and per share amounts:
Net income	$0.49	$0.51	$0.95	$1.31	$1.05
Core net income (1)	$0.55	$0.61	$1.05	$1.31	$1.04
Core net income PPNR per share (1)	$0.79	$0.95	$1.23	$1.25	$1.40
Cash dividends declared	$0.41	$0.41	$0.41	$0.41	$0.41
Book value	$48.18	$48.35	$46.07	$46.53	$45.96
Tangible book value (1)	$39.20	$39.35	$37.07	$37.64	$37.09
Market value:
High	$48.84	$49.99	$48.19	$44.60	$53.48
Low	$38.09	$38.58	$40.04	$30.60	$42.52
Closing	$43.11	$48.70	$40.10	$43.79	$43.35
Market capitalization	$304,238	$342,889	$282,338	$312,241	$309,985
Common shares outstanding	7,057,258	7,040,852	7,040,852	7,130,409	7,150,757
Selected ratios:
Return on average stockholders’ equity	4.09%	4.40%	8.05%	11.42%	9.43%
Core return on average stockholders’ equity (1)	4.59%	5.26%	8.91%	11.54%	9.35%
Return on average tangible stockholders’ equity	5.02%	5.46%	9.95%	14.12%	11.71%
Core return on average tangible stockholders’ equity (1)	5.64%	6.53%	11.01%	14.28%	11.61%
Return on average assets	0.38%	0.38%	0.72%	1.04%	0.86%
Core return on average assets (1)	0.43%	0.46%	0.79%	1.05%	0.85%
Stockholders’ equity to total assets	9.27%	9.10%	8.48%	9.01%	8.93%
Efficiency ratio (1)(2)	75.77%	69.94%	63.50%	63.51%	60.61%
Nonperforming assets to loans, net, and foreclosed assets	0.27%	0.17%	0.13%	0.07%	0.07%
Nonperforming assets to total assets	0.21%	0.13%	0.10%	0.06%	0.05%
Net charge-offs to average loans, net	0.00%	0.39%	0.01%	0.00%	0.00%
Allowance for credit losses to loans, net	0.79%	0.77%	0.80%	0.82%	0.90%
Interest-bearing assets yield (FTE) (3)	4.56%	4.49%	4.40%	4.31%	4.16%
Cost of funds	2.96%	2.86%	2.61%	2.29%	1.85%
Net interest spread (FTE) (3)	1.60%	1.63%	1.79%	2.02%	2.31%
Net interest margin (FTE) (3)	2.29%	2.30%	2.44%	2.61%	2.81%
(1)	See Reconciliation of Non-GAAP financial measures on pages 16-17.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Mar 31	Mar 31
Three months ended	2024	2023
Interest income:
Interest and fees on loans:
Taxable	$34,041	$30,049
Tax-exempt	1,418	1,389
Interest and dividends on investment securities:
Taxable	1,918	2,124
Tax-exempt	371	457
Dividends	2	2
Interest on interest-bearing deposits in other banks	120	14
Interest on federal funds sold	1,127	243
Total interest income	38,997	34,278
Interest expense:
Interest on deposits	18,704	9,678
Interest on short-term borrowings	262	1,086
Interest on long-term debt	270	27
Interest on subordinated debt	443	443
Total interest expense	19,679	11,234
Net interest income	19,318	23,044
Provision for credit losses	708	1,264
Net interest income after provision for credit losses	18,610	21,780
Noninterest income:
Service charges, fees, commissions and other	2,036	1,965
Merchant services income	115	118
Commissions and fees on fiduciary activities	551	557
Wealth management income	361	398
Mortgage banking income	92	103
Increase in cash surrender value of life insurance	279	258
Interest rate swap revenue	(24)	223
Net losses on equity investment securities	(8)	(29)
Net gains on sale of investment securities available for sale		81
Total noninterest income	3,402	3,674
Noninterest expense:
Salaries and employee benefits expense	8,839	9,080
Net occupancy and equipment expense	4,725	4,103
Acquisition related expenses	486
Amortization of intangible assets		29
Other expenses	4,018	3,274
Total noninterest expense	18,068	16,486
Income before income taxes	3,944	8,968
Provision for income tax expense	478	1,389
Net income	$3,466	$7,579
Other comprehensive income (loss):
Unrealized (losses) gains on investment securities available for sale	$(2,441)	$10,836
Reclassification adjustment for gains on available for sale securities included in net income		(81)
Change in derivative fair value	1,079	(1,970)
Income tax (benefit) expense related to other comprehensive (loss) income	(298)	1,891
Other comprehensive (loss) income, net of income tax (benefit) expense	(1,064)	6,894
Comprehensive income	$2,402	$14,473
Share and per share amounts:
Net income - basic	$0.49	$1.06
Net income - diluted	0.49	1.05
Cash dividends declared	0.41	0.41
Average common shares outstanding - basic	7,052,912	7,157,553
Average common shares outstanding - diluted	7,102,112	7,198,970

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2024	2023	2023	2023	2023
Interest income:
Interest and fees on loans:
Taxable	$34,041	$33,730	$33,095	$32,139	$30,049
Tax-exempt	1,418	1,423	1,411	1,405	1,389
Interest and dividends on investment securities:
Taxable	1,918	1,939	1,920	1,929	2,124
Tax-exempt	371	372	375	378	457
Dividends	2			2	2
Interest on interest-bearing deposits in other banks	120	145	91	85	14
Interest on federal funds sold	1,127	2,463	1,873	798	243
Total interest income	38,997	40,072	38,765	36,736	34,278
Interest expense:
Interest on deposits	18,704	18,756	16,481	13,714	9,678
Interest on short-term borrowings	262	330	291	213	1,086
Interest on long-term debt	270	273	273	269	27
Interest on subordinated debt	443	444	443	444	443
Total interest expense	19,679	19,803	17,488	14,640	11,234
Net interest income	19,318	20,269	21,277	22,096	23,044
Provision for (credit to) credit losses	708	1,669	(166)	(2,201)	1,264
Net interest income after provision for (credit to) credit losses	18,610	18,600	21,443	24,297	21,780
Noninterest income:
Service charges, fees, commissions and other	2,036	1,881	1,900	1,982	1,965
Merchant services income	115	151	170	254	118
Commissions and fees on fiduciary activities	551	528	606	528	557
Wealth management income	361	399	393	386	398
Mortgage banking income	92	95	87	105	103
Increase in cash surrender value of life insurance	279	277	270	262	258
Interest rate swap revenue	(24)	(122)	266	23	223
Net (losses) gains on investment equity securities	(8)	6		12	(29)
Net gains on sale of investment securities available for sale					81
Total noninterest income	3,402	3,215	3,692	3,552	3,674
Noninterest expense:
Salaries and employee benefits expense	8,839	8,939	8,784	8,482	9,080
Net occupancy and equipment expense	4,725	4,468	4,298	4,277	4,103
Acquisition related expenses	486	826	869	121
Amortization of intangible assets		19	29	28	29
Net gains on sale of other real estate			(18)
Other expenses	4,018	3,346	3,092	3,706	3,274
Total noninterest expense	18,068	17,598	17,054	16,614	16,486
Income before income taxes	3,944	4,217	8,081	11,235	8,968
Income tax expense	478	587	1,335	1,810	1,389
Net income	$3,466	$3,630	$6,746	$9,425	$7,579
Other comprehensive (loss) income:
Unrealized (loss) gain on investment securities available for sale	$(2,441)	$19,494	$(10,378)	$(5,148)	$10,836
Reclassification adjustment for gains on available for sale securities included in net income					(81)
Change in benefit plan liabilities		1,129
Change in derivative fair value	1,079	(1,650)	747	2,049	(1,970)
Income tax (benefit) expense related to other comprehensive (loss) income	(298)	3,894	(2,074)	(668)	1,891
Other comprehensive (loss) income, net of income tax (benefit) expense	(1,064)	15,079	(7,557)	(2,431)	6,894
Comprehensive income (loss)	$2,402	$18,709	$(811)	$6,994	$14,473
Share and per share amounts:
Net income - basic	$0.49	$0.52	$0.95	$1.32	$1.06
Net income - diluted	0.49	0.51	0.95	1.31	1.05
Cash dividends declared	0.41	0.41	0.41	0.41	0.41
Average common shares outstanding - basic	7,052,912	7,040,852	7,088,745	7,145,975	7,157,553
Average common shares outstanding - diluted	7,102,112	7,091,015	7,120,685	7,177,915	7,198,970

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	March 31, 2024			March 31, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,632,554	$34,041	5.20%	$2,546,068	$30,049	4.79%
Tax-exempt	225,293	1,795	3.20	223,917	1,757	3.18
Total loans	2,857,847	35,836	5.04	2,769,985	31,806	4.66
Investments:
Taxable	446,996	1,920	1.73	499,327	2,126	1.73
Tax-exempt	86,864	470	2.18	100,368	576	2.33
Total investments	533,860	2,390	1.80	599,695	2,702	1.83
Interest-bearing deposits	9,025	120	5.35	1,218	14	4.66
Federal funds sold	80,955	1,127	5.60	19,353	243	5.09
Total earning assets	3,481,687	39,473	4.56%	3,390,251	34,765	4.16%
Less: allowance for credit losses	22,290			24,557
Other assets	217,353			209,151
Total assets	$3,676,750	$39,473		$3,574,845	$34,765
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$754,889	$7,135	3.80%	$721,864	$4,588	2.58%
Interest-bearing demand and NOW accounts	784,458	4,837	2.48	731,398	2,806	1.56
Savings accounts	422,815	275	0.26	512,655	216	0.17
Time deposits less than $100	409,192	4,337	4.26	192,519	1,181	2.49
Time deposits $100 or more	222,459	2,120	3.83	179,515	887	2.00
Total interest-bearing deposits	2,593,813	18,704	2.90	2,337,951	9,678	1.68
Short-term borrowings	19,687	262	5.35	91,530	1,086	4.81
Long-term debt	25,000	270	4.34	2,482	27	4.41
Subordinated debt	33,000	443	5.40	33,000	443	5.44
Total borrowings	77,687	975	5.05	127,012	1,556	4.97
Total interest-bearing liabilities	2,671,500	19,679	2.96	2,464,963	11,234	1.85
Noninterest-bearing deposits	616,610			744,931
Other liabilities	47,688			38,917
Stockholders’ equity	340,952			326,034
Total liabilities and stockholders’ equity	$3,676,750			$3,574,845
Net interest income/spread		$19,794	1.60%		$23,531	2.31%
Net interest margin			2.29%			2.81%
Tax-equivalent adjustments:
Loans		$377			$368
Investments		99			119
Total adjustments		$476			$487

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2024	2023	2023	2023	2023
Net interest income:
Interest income:
Loans, net:
Taxable	$34,041	$33,730	$33,095	$32,139	$30,049
Tax-exempt	1,795	1,801	1,786	1,780	1,757
Total loans, net	35,836	35,531	34,881	33,919	31,806
Investments:
Taxable	1,920	1,939	1,920	1,931	2,126
Tax-exempt	470	471	475	481	576
Total investments	2,390	2,410	2,395	2,412	2,702
Interest on interest-bearing balances in other banks	120	145	91	85	14
Federal funds sold	1,127	2,463	1,873	798	243
Total interest income	39,473	40,549	39,240	37,214	34,765
Interest expense:
Deposits	18,704	18,756	16,481	13,714	9,678
Short-term borrowings	262	330	291	213	1,086
Long-term debt	270	273	273	269	27
Subordinated debt	443	444	443	444	443
Total interest expense	19,679	19,803	17,488	14,640	11,234
Net interest income	$19,794	$20,746	$21,752	$22,574	$23,531
Loans, net:
Taxable	5.20%	5.08%	5.00%	4.93%	4.79%
Tax-exempt	3.20%	3.14%	3.13%	3.17%	3.18%
Total loans, net	5.04%	4.93%	4.85%	4.79%	4.66%
Investments:
Taxable	1.73%	1.71%	1.68%	1.65%	1.73%
Tax-exempt	2.18%	2.14%	2.15%	2.18%	2.33%
Total investments	1.80%	1.78%	1.75%	1.73%	1.83%
Interest-bearing balances with banks	5.35%	5.51%	5.24%	5.04%	4.66%
Federal funds sold	5.60%	5.52%	5.52%	5.24%	5.09%
Total interest-earning assets	4.56%	4.49%	4.40%	4.31%	4.16%
Interest expense:
Deposits	2.90%	2.80%	2.53%	2.21%	1.68%
Short-term borrowings	5.35%	5.43%	5.31%	5.07%	4.81%
Long-term debt	4.34%	4.33%	4.33%	4.32%	4.41%
Subordinated debt	5.40%	5.34%	5.33%	5.40%	5.44%
Total interest-bearing liabilities	2.96%	2.86%	2.61%	2.29%	1.85%
Net interest spread	1.60%	1.63%	1.79%	2.02%	2.31%
Net interest margin	2.29%	2.30%	2.44%	2.61%	2.81%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At period end	2024	2023	2023	2023	2023
Assets:
Cash and due from banks	$32,009	$33,524	$39,285	$37,774	$31,354
Interest-bearing balances in other banks	8,259	9,141	9,550	5,814	7,129
Federal funds sold	69,700	144,700	205,700	93,100	102,100
Investment securities:
Available for sale	394,413	398,927	382,227	395,826	418,125
Equity investments carried at fair value	91	98	92	92	81
Held to maturity	83,306	84,851	86,246	88,211	89,705
Total investments	477,810	483,876	468,565	484,129	507,911
Loans held for sale	300	250
Loans	2,858,412	2,849,897	2,870,969	2,843,238	2,818,043
Less: allowance for credit losses	22,597	21,895	23,010	23,218	25,444
Net loans	2,835,815	2,828,002	2,847,959	2,820,020	2,792,599
Goodwill	63,370	63,370	63,370	63,370	63,370
Premises and equipment, net	59,097	61,276	61,936	57,712	56,561
Bank owned life insurance	49,673	49,397	49,123	48,857	48,598
Deferred tax assets	14,241	13,770	17,956	16,258	16,015
Accrued interest receivable	13,565	12,734	12,769	11,406	11,678
Other intangible assets, net			19	48	77
Other assets	45,299	42,249	49,567	43,287	41,079
Total assets	$3,669,138	$3,742,289	$3,825,799	$3,681,775	$3,678,471
Liabilities:
Deposits:
Noninterest-bearing	$623,408	$644,683	$691,071	$713,375	$746,089
Interest-bearing	2,580,530	2,634,354	2,674,012	2,516,106	2,489,878
Total deposits	3,203,938	3,279,037	3,365,083	3,229,481	3,235,967
Short-term borrowings	20,260	17,590	27,020	19,530	17,280
Long-term debt	25,000	25,000	25,000	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	5,327	5,765	4,777	4,701	2,304
Other liabilities	41,621	41,475	46,529	38,276	36,286
Total liabilities	3,329,146	3,401,867	3,501,409	3,349,988	3,349,837
Stockholders’ equity:
Common stock	14,122	14,093	14,093	14,272	14,323
Capital surplus	122,162	122,130	121,870	125,371	126,231
Retained earnings	249,123	248,550	247,857	244,017	237,522
Accumulated other comprehensive loss	(45,415)	(44,351)	(59,430)	(51,873)	(49,442)
Total stockholders’ equity	339,992	340,422	324,390	331,787	328,634
Total liabilities and stockholders’ equity	$3,669,138	$3,742,289	$3,825,799	$3,681,775	$3,678,471

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

At period end	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Commercial
Taxable	$400,439	$317,245	$351,545	$384,091	$375,033
Non-taxable	224,083	226,470	229,635	225,796	224,343
Total	624,522	543,715	581,180	609,887	599,376
Real estate
Commercial real estate	1,794,086	1,863,118	1,846,350	1,794,355	1,782,911
Residential	361,490	360,803	357,647	348,911	342,459
Total	2,155,576	2,223,921	2,203,997	2,143,266	2,125,370
Consumer
Indirect Auto	71,675	75,389	78,953	83,348	86,587
Consumer Other	6,639	6,872	6,839	6,737	6,710
Total	78,314	82,261	85,792	90,085	93,297
Total	$2,858,412	$2,849,897	$2,870,969	$2,843,238	$2,818,043

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At quarter end	2024	2023	2023	2023	2023
Nonperforming assets:
Nonaccrual/restructured loans	$7,056	$3,961	$3,060	$1,900	$1,798
Accruing loans past due 90 days or more	656	986	700	181	59
Foreclosed assets
Total nonperforming assets	$7,712	$4,947	$3,760	$2,081	$1,857

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2024	2023	2023	2023	2023
Allowance for credit losses:
Beginning balance	$21,895	$23,010	$23,218	$25,444	$27,472
ASU 2016-13 Transition Adjustment					(3,283)
Adjusted beginning balance	21,895	23,010	23,218	25,444	24,189
Charge-offs	108	2,808	65	77	75
Recoveries	102	24	23	52	66
Provision for (credit to) credit losses	708	1,669	(166)	(2,201)	1,264
Ending balance	$22,597	$21,895	$23,010	$23,218	$25,444

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

At period end	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Interest-bearing deposits:
Money market accounts	$759,305	$782,243	$767,868	$670,669	$775,511
Interest-bearing demand and NOW accounts	754,673	796,426	825,066	760,690	698,888
Savings accounts	415,459	429,011	447,684	470,340	500,709
Time deposits less than $250	517,009	505,409	512,646	504,672	400,327
Time deposits $250 or more	134,084	121,265	120,748	109,735	114,443
Total interest-bearing deposits	2,580,530	2,634,354	2,674,012	2,516,106	2,489,878
Noninterest-bearing deposits	623,408	644,683	691,071	713,375	746,089
Total deposits	$3,203,938	$3,279,037	$3,365,083	$3,229,481	$3,235,967

	March 31, 2024
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,370,187	42.8%	70,081	$20
Commercial	1,072,263	33.5	13,327	80
Municipal	500,493	15.6	1,892	265
Brokered	260,995	8.1	24	10,875
Total Deposits	$3,203,938	100.0	85,324	$38

Uninsured	798,573	24.9%
Insured	2,405,365	75.1

	December 31, 2023
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,358,371	41.4%	70,334	$19
Commercial	1,096,547	33.4	13,433	82
Municipal	563,124	17.2	1,856	303
Brokered	260,995	8.0	24	10,875
Total Deposits	$3,279,037	100.00	85,647	$38

Uninsured	883,530	26.9%
Insured	2,395,507	73.1

			Total Available
At March 31, 2024	Total Available	Outstanding	for Future Liquidity
FHLB advances	$1,246,143	$304,954	$941,189
Federal Reserve - Discount Window	452,613		452,613
Correspondent bank lines of credit	18,000		18,000
Other sources of liquidity:
Brokered deposits	366,914	260,995	105,919
Unencumbered securities	177,553		177,553
Total sources of liquidity	$2,261,223	$565,949	$1,695,274

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Average quarterly balances	2024	2023	2023	2023	2023
Assets:
Loans, net:
Taxable	$2,632,554	$2,632,865	$2,627,700	$2,615,881	$2,546,068
Tax-exempt	225,293	227,800	226,628	224,960	223,917
Total loans, net	2,857,847	2,860,665	2,854,328	2,840,841	2,769,985
Investments:
Taxable	446,996	450,533	454,727	469,712	499,327
Tax-exempt	86,864	87,297	87,731	88,371	100,368
Total investments	533,860	537,830	542,458	558,083	599,695
Interest-bearing balances with banks	9,025	10,432	6,893	6,839	1,218
Federal funds sold	80,955	176,983	134,583	61,093	19,353
Total interest-earning assets	3,481,687	3,585,910	3,538,262	3,466,856	3,390,251
Other assets	195,063	188,478	191,781	184,020	184,594
Total assets	$3,676,750	$3,774,388	$3,730,043	$3,650,876	$3,574,845
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,593,813	$2,661,156	$2,581,691	$2,493,680	$2,337,951
Noninterest-bearing	616,610	651,182	688,301	711,729	744,931
Total deposits	3,210,423	3,312,338	3,269,992	3,205,409	3,082,882
Short-term borrowings	19,687	24,103	21,759	16,854	91,530
Long-term debt	25,000	25,000	25,000	25,000	2,482
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	47,688	52,760	47,788	39,494	38,917
Total liabilities	3,335,798	3,447,201	3,397,539	3,319,757	3,248,811
Stockholders’ equity	340,952	327,187	332,504	331,119	326,034
Total liabilities and stockholders’ equity	$3,676,750	$3,774,388	$3,730,043	$3,650,876	$3,574,845

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2024	2023	2023	2023	2023
Core net income per share:
Net income GAAP	$3,466	$3,630	$6,746	$9,425	$7,579
Adjustments:
Less: Gain (loss) on sale of available for sale securities					81
Add: Gain (loss) on sale of available for sale securities tax adjustment					17
Add: Acquisition related expenses	486	826	869	121
Less: Acquisition related expenses tax adjustment	59	115	144	19
Core net income	$3,893	$4,341	$7,471	$9,527	$7,515
Average common shares outstanding - diluted	7,102,112	7,091,015	7,120,685	7,177,915	7,198,970
Core net income per share	$0.55	$0.61	$1.05	$1.33	$1.04

Tangible book value:
Total stockholders’ equity	$339,992	$340,422	$324,390	$331,787	$328,634
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net			19	48	77
Total tangible stockholders’ equity	$276,622	$277,052	$261,001	$268,369	$265,187
Common shares outstanding	7,057,258	7,040,852	7,040,852	7,130,409	7,150,757
Tangible book value per share	$39.20	$39.35	$37.07	$37.64	$37.09

Core return on average stockholders’ equity:
Net income GAAP	$3,466	$3,630	$6,746	$9,425	$7,579
Adjustments:
Less: Gain (loss) on sale of available for sale securities			—		81
Add: Gain (loss) on sale of available for sale securities tax adjustment			—		17
Add: Acquisition related expenses	486	826	869	121
Less: Acquisition related expenses tax adjustment	59	115	144	19
Core net income	$3,893	$4,341	$7,471	$9,527	$7,515
Average stockholders’ equity	$340,952	$327,187	$332,504	$331,119	$326,034
Core return on average stockholders’ equity	4.59%	5.26%	8.91%	11.54%	9.35%

Return on average tangible equity:
Net income GAAP	$3,466	$3,630	$6,746	$9,425	$7,579
Average stockholders’ equity	$340,952	$327,187	$332,504	$331,119	$326,034
Less: average intangibles	63,370	63,380	63,404	63,433	63,461
Average tangible stockholders’ equity	$277,582	$263,807	$269,100	$267,686	$262,573
Return on average tangible stockholders’ equity	5.02%	5.46%	9.95%	14.12%	11.71%

Core return on average tangible stockholders’ equity:
Net income GAAP	$3,466	$3,630	$6,746	$9,425	$7,579
Adjustments:
Less: Gain (loss) on sale of available for sale securities					81
Add: Gain (loss) on sale of available for sale securities tax adjustment					17
Add: Acquisition related expenses	486	826	869	121
Less: Acquisition related expenses tax adjustment	59	115	144	19
Core net income	$3,893	$4,341	$7,471	$9,527	$7,515
Average stockholders’ equity	$340,952	$327,187	$332,504	$331,119	$326,034
Less: average intangibles	63,370	63,380	63,404	63,433	63,461
Average tangible stockholders’ equity	$277,582	$263,807	$269,100	$267,686	$262,573
Core return on average tangible stockholders’ equity	5.64%	6.53%	11.01%	14.28%	11.61%

Core return on average assets:
Net income GAAP	$3,466	$3,630	$6,746	$9,425	$7,579
Adjustments:
Less: Gain (loss) on sale of available for sale securities					81
Add: Gain (loss) on sale of available for sale securities tax adjustment					17
Add: Acquisition related expenses	486	826	869	121
Less: Acquisition related expenses tax adjustment	59	115	144	19
Core net income	$3,893	$4,341	$7,471	$9,527	$7,515
Average assets	$3,676,750	$3,774,388	$3,730,043	$3,650,876	$3,574,845
Core return on average assets	0.43%	0.46%	0.79%	1.05%	0.85%

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$3,944	$4,217	$8,081	$11,235	$8,968
Add: Acquisition related expenses	486	826	869	121
Add: Provision for (credit to) provision for credit losses	708	1,669	(166)	(2,201)	1,264
Add: Provision for (credit to) provision for credit losses on unfunded commitments	487	(2)	(12)	(171)	(185)
Core PPNR (non-GAAP)	$5,625	$6,710	$8,772	$8,984	$10,047
Average common shares outstanding-diluted	7,102,112	7,091,015	7,120,685	7,177,915	7,198,970
Core PPNR per share (non-GAAP)	$0.79	$0.95	$1.23	$1.25	$1.40

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three months ended March 31, 2024 and 2023:

Three months ended March 31	2024	2023
Interest income (GAAP)	$38,997	$34,278
Adjustment to FTE	476	487
Interest income adjusted to FTE (non-GAAP)	39,473	34,765
Interest expense	19,679	11,234
Net interest income adjusted to FTE (non-GAAP)	$19,794	$23,531

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three months ended March 31, 2024 and 2023:

Three months ended March 31	2024	2023
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$18,068	$16,486
Less: Amortization of intangible assets expense		29
Less: Acquisition related expenses	486
Noninterest expense (non-GAAP)	17,582	16,457

Net interest income (GAAP)	19,318	23,044
Plus: Taxable equivalent adjustment	476	487
Noninterest income (GAAP)	3,402	3,674
Less: Net gains (losses) on equity securities	(8)	(29)
Less: Gain (loss) on sale of available for sale securities		81
Net interest income (FTE) plus noninterest income (non-GAAP)	$23,204	$27,153
Efficiency ratio (non-GAAP)	75.77%	60.61%